UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 28, 2021

New Mountain Guardian III BDC, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	000-56072	84-1918127
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1633 Broadway, 48th Floor, New York, New York

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 720-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Trading
Title of each class	Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 28, 2021 (the "Third Amendment Closing Date"), New Mountain Guardian III BDC, L.L.C. (the "Company") entered into Amendment No. 3 to Loan and Security Agreement (together with the exhibits and schedules thereto, the "Third Amendment"), by and among the Company as the collateral manager (in such capacity, the "Collateral Manager"), New Mountain Guardian III SPV, L.L.C., as the borrower (the "Borrower"), the Company, as the equityholder and seller, Wells Fargo Bank, National Association ("Wells Fargo Bank"), as the administrative agent (the "Administrative Agent") and the lenders party thereto (the "Lenders"), which amended the Loan and Security Agreement (the "LSA"), dated as of August 30, 2019 (as amended by Amendment No. 1, dated as of September 27, 2019 (the "First Amendment") and Amendment No. 2, dated as of June 29, 2021 (the "Second Amendment")). The Company is the sole member of the Borrower. The Company, in addition to acting as Collateral Manager for the Borrower, is the non-member manager of the Borrower.

Pursuant to the Third Amendment, in addition to certain other changes, (i) Wells Fargo Bank, the sole existing Lender, increased its commitment to provide revolving credit advances to the Borrower from time to time prior to the Revolving Period End Date to $600,000,000 (from $300,000,000), (ii) the "Facility Amount" was increased to a maximum of $600,000,000, instead of a maximum of $400,000,000 in effect prior to the Third Amendment Closing Date), (iii) the "Non-Usage Fee Rate" was modified to provide for a fee (a) on and after the closing date for the Second Amendment and up to the Third Amendment Closing Date, of 0.50% on up to 60% of the Unused Facility Amount and 2.00% on the remainder, (b)  after the Third Amendment Closing Date and prior to the sixth-month anniversary of the Third Amendment Closing Date, of 0.50% on up to 75% of the Unused Facility Amount and 2.00% on the remainder, and (c) thereafter, of 0.50% on up to 40% of the Facility Amount and 2.00% on the remainder; and was further modified to provide that for the nine-month period immediately following the Third Amendment Closing Date, the first $150,000,000 of the Unused Facility Amount would have a Non-Usage Fee Rate of 0.00%, (iv) the minimum unencumbered liquidity required to be maintained by the Company, as the equityholder, pursuant to the definition of "Collateral Manager Default" was increased to $15,000,000 (from $9,000,000), and (v) certain changes were made to Annex C to the LSA (which sets forth (x) maximum dollar amounts for certain categories of "Eligible Loan" and "Excess Concentration Amount" depending on the Facility Amount and (y) the Required Minimum Equity Amount, which is $165,000,000 based on the current Facility Amount).

The description above is qualified in its entirety by reference to the copy of the Third Amendment and the conformed LSA, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.

10.1	Form of Amendment No. 3 to Loan and Security Agreement, dated as of October 28, 2021, among New Mountain Guardian III SPV, L.L.C., as the borrower, New Mountain Guardian III BDC, L.L.C., as the collateral manager, New Mountain Guardian III BDC, L.L.C., as the equityholder and seller, Wells Fargo Bank, National Association, as the administrative agent and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

New Mountain Guardian III BDC, L.L.C.

Date: November 3, 2021	By:	/s/ Karrie J. Jerry
		Name:	Karrie J. Jerry
		Title:	Corporate Secretary